DECS TRUST

                         3,100,000 DECS SM*

(Representing Beneficial Interests in Contracts Relating to Shares of
       Common Stock, no par value, of DIMON Incorporated)

                      Underwriting Agreement


                                                 New York, New York
                                                      _______, 1997

Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048


Ladies and Gentlemen:

           DECS Trust, a statutory business trust organized under
the Delaware Business Trust Act, 12 Del.C. section 3801 et seq., (the "Delaware Act") (such trust and the trustees thereof acting in their capacities as such being referred to herein as the "Trust"), proposes to issue and sell to Salomon Brothers Inc ("SBI") an aggregate of 3,100,000 DECS representing shares of beneficial interest in the Trust (the "Underwritten DECS"). In addition, SBI
will have an option to purchase up to       DECS (the "Option DECS"
and, together with the Underwritten DECS, the "DECS") to cover over-allotments, if any. The Option DECS and the Underwritten
DECS, together with the       DECS of the Trust subscribed for by SBI
pursuant to the Subscription Agreement, dated September 9, 1997, between SBI and the Trust, are referred to herein as the "Securities". The Securities are to be issued under an Amended
and Restated Declaration of Trust, dated as of      , 1997 (the
"Trust Agreement"), among the trustees of the Trust (the
"Trustees") and SBI, as sponsor.

           The Trust has entered into forward purchase contracts
(the "Contracts") with the persons listed on Schedule I hereto
(each a "Seller") pursuant to which each Seller has agreed to sell, and the Trust has agreed to purchase, the number of shares of common stock, no par value (the "Shares"), of DIMON
Incorporated (the "Company") specified therein on      , 2000 (the
"Exchange Date") (subject to the Seller's right to deliver cash with a value equivalent thereto as provided in the Contracts).
Each Seller's obligations under his, her or its respective Contract will


--------------
* Plus an option to purchase from DECS Trust up to additional DECS to cover over-allotments.

be secured by a pledge of collateral under a collateral agreement (each a "Collateral Agreement") between such Seller and the Bank of New York ("BoNY"), as collateral agent (in such capacity, the "Collateral Agent").

           Certain terms used in this Agreement are defined in paragraph (d) of Section 1 and paragraph (c) of Section 2.

           1. Representations and Warranties of the Trust. The
Trust represents and warrants to, and agrees with, SBI as set forth below in this Section 1.

           (a) The Trust meets the requirements for use of Form N-2 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") (a) a notification on Form N-8A (the
"Notification") of registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and (b) a registration statement on Form N-2 (Nos. 33-99752 and 811-09138), including a related preliminary prospectus, for the registration of the offering and sale of the DECS under the Act. The Trust may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you.
The Trust will next file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 497(h). In the case of clause (ii), the Trust has included in such registration statement, as amended at the Trust Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such prospectus with respect to the DECS and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the DECS and the offering thereof and, except to the extent SBI shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Trust Prospectus) as the Trust has advised you, prior to the Execution Time, will be included or made therein.

           (b) On the Trust Effective Date, the Trust Registration Statement and the Notification did or will, and when the Trust Prospectus is first filed (if required) in accordance with Rule 497(h) and on the Closing Date, the Trust Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Investment Company Act, and the respective rules thereunder.

           (c) On the Trust Effective Date, the Trust Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Trust Effective Date, the Trust Prospectus, if not filed pursuant to Rule 497(h), did not or will not, and on the date of any filing pursuant to Rule 497(h) and on the Closing Date, the Trust

Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Trust Effective
Date" shall mean each date that the Trust Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Trust Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) of this Section 1 and any preliminary prospectus included in the Trust Registration
Statement at the Trust Effective Date that omits Rule 430A Information. "Trust Prospectus" shall mean the prospectus relating to the DECS that is first filed pursuant to Rule 497(h) after the Execution Time or, if no filing pursuant to Rule 497(h) is required, shall mean the form of final prospectus relating to the DECS that is included in the Trust Registration Statement at the Trust Effective Date. "Trust Registration Statement" shall mean the registration statement referred to in paragraph (a) of this Section 1, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Trust Effective Date as provided by Rule 430A. "Rule 430A" and "Rule 497(h)" refer to such rules under the Act. "Rule 430A
Information" means information with respect to the DECS, the Shares and the offering thereof permitted to be omitted from the Trust Registration Statement (or, as used in Section 2, the
Company Registration Statement) when it becomes effective pursuant to Rule 430A. If the Trust has filed an abbreviated registration statement to register additional DECS pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Trust Registration Statement"), then any reference herein to the term "Trust Registration Statement" shall be deemed to include such Rule 462 Trust Registration Statement. As used herein, the terms "Trust Registration Statement", "Preliminary Trust Prospectus" and "Trust Prospectus" shall not include the Company Prospectus attached thereto.

           (e) No stop order suspending the effectiveness of the Trust Registration Statement is in effect, no order preventing or suspending the use of any Preliminary Trust Prospectus has been issued by the Commission, no notice or order under Section 8(e) of the Investment Company Act has been issued, and no proceedings for any such purpose are pending before or threatened by the Commission.

           (f) The Trust has been duly created, is validly existing as a business trust under the Delaware Act, has the power and authority to own its properties and conduct its business as described in the Trust Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement and each of the Fundamental Documents (as defined below) and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification other than where the failure to be so qualified would not have a material adverse effect on the Trust or its assets. The Trust has no subsidiaries.

           (g) The Trust is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Trust, threatened by the Commission. No person is serving or acting as an officer or trustee of the Trust except in accordance with the provisions of the Investment Company Act.

           (h) This Agreement has been duly authorized, executed and delivered by the Trust.

           (i) Each of the Contracts, the Collateral Agreements, the Administration Agreement between BoNY and the Trust (the "Administration Agreement"), the Custodian Agreement between BoNY and the Trust (the "Custodian Agreement"), the Paying Agent Agreement between BoNY and the Trust (the "Paying Agent
Agreement") and the Fund Indemnity Agreement between SBI and the Trust (the "Fund Indemnity Agreement") (the Contracts, the Collateral Agreements, the Administration Agreement, the
Custodian Agreement, the Paying Agent Agreement and the Fund Indemnity Agreement are referred to herein, collectively, as the "Fundamental Agreements") has been duly authorized, executed and delivered by the Trust and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

           (j) The execution and delivery by the Trust of, and the performance by the Trust of its obligations under, this Agreement and each Fundamental Agreement (including the issue and sale by the Trust of the DECS as contemplated by this Agreement) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or give the holder of any indebtedness of the Trust the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Trust
Agreement or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets or properties;
and no consent, approval, authorization, order of, or qualification or filing with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the execution and delivery by the Trust of this Agreement or the Fundamental Agreements or the performance by the Trust of its obligations hereunder and thereunder, except for the filing of a Certificate of Trust with the office of the Secretary of State of the State of Delaware (which filing has been duly made) and such as have been obtained and as may be required by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the DECS by SBI.

           (k) The DECS, the Trust Agreement and the Fundamental
Agreements conform in all material respects to the descriptions thereof contained in the Trust Prospectus.

           (l) The Trust Agreement and the Fundamental Agreements comply with all applicable provisions of the Act, the Exchange Act and the Investment Company Act, and all approvals of such documents required under the Investment Company Act by the holders of the Securities and the Trustees have been obtained and are in full force and effect.

           (m) The Fundamental Agreements are in full force and effect and the Trust is not in default thereunder and, to the knowledge of the Trust, no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder. The Trust is not currently in breach of, or in default under, the Trust Agreement or any other written agreement or instrument to which it or its property is bound or affected.

           (n) All of the outstanding Securities have been duly authorized and are validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the form of certificates used to evidence the Securities is in due and proper form and complies with all provisions of applicable law.

           (o) The DECS have been duly authorized by the Trust for issuance to SBI pursuant to this Agreement and, when issued and delivered by the Trust in accordance with the terms of this Agreement and the Trust Agreement against payment of the purchase price therefor as provided herein, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the issuance of such DECS will not be subject to any preemptive or similar rights. No person has rights to the registration of any securities because of the filing of the Trust Registration Statement, and no holder of the Securities will be subject to personal liability by reason of being such a holder.

           (p) The DECS have been approved for listing on the New
York Stock Exchange, Inc. (the "NYSE"), subject to official notice of issuance. The Trust's Registration Statement on Form
8-A under the Exchange Act is effective.

           (q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, of the Trust, or in the investment objectives, investment policies, liabilities, business, prospects or operations of the Trust from that set forth in the Trust Prospectus (exclusive of any supplements thereto subsequent to the date of this Agreement) and there have been no transactions entered into by the Trust which are material to the Trust other than those in the ordinary course of its business or as described in the Trust Prospectus (exclusive of any supplements thereto subsequent to the date of this Agreement).

           (r) There are no legal or governmental proceedings pending or, to the knowledge of the Trust, threatened against or affecting the Trust that are required to be described in the Trust Registration Statement or the Trust Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Trust

Registration Statement or the Trust Prospectus or to be filed as exhibits to the Trust Registration Statement that are not described or files as required.

           (s) The Trust has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Trust Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Trust and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the DECS.

           (t) There are no material restrictions, limitations or regulations with respect to the ability of the Trust to invest its assets as described in the Trust Prospectus, other than as described therein.

           (u) The Trust has good title to all properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Trust Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Trust.

           (v) There are no legal or governmental proceedings pending to which the Trust is a party or of which any property of the Trust is the subject which, if determined adversely to the Trust, would individually or in the aggregate have a material adverse effect on the current or future financial position or results of operations of the Trust; and, to the best of the Trust's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

           (w) The statement of assets, liabilities and capital included in the Trust Registration Statement and the Trust Prospectus, together with the notes thereto, present fairly the financial position of the Trust at the date indicated, and such financial statement has been prepared in conformity with generally accepted accounting principles.

           (x) The accountants who certified the financial statements and supporting schedules included in the Trust Registration
Statement are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

           (y) The Trust has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the DECS or the Shares, and has not effected any sales of the Company's common stock which, if effected by the Company, would be required to be disclosed in response to Item
701 of Regulation S-K.

           2. Representations and Warranties of the Company. The
Company represents and warrants to, and agrees with, SBI as set forth below in this Section 2.

           (a) The Company meets the requirements for use of Form S-3 under the Act and has filed with the Commission a registration statement (file number 333-33267) on such Form, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Shares in connection with the offering and sale of the DECS. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you.
The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4), or (iii) a final prospectus in accordance with Rules 415 and 424(b)(2) or
(5). In the case of clause (ii), the Company has included in such registration statement, as amended at the Company Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such prospectus with respect to the Shares and the offering thereof.
As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Shares and the offering thereof and, except to the extent
SBI shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution
Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Company Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Company Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Company Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

           (b) On the Company Effective Date, the Company Registration Statement did or will, and when the Company Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Company Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder; on the Company Effective Date, the Company Registration Statement did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the Company Effective Date, the Company Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule
424(b) and on the Closing Date, the Company Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Company Registration Statement or the Company Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company (i) by SBI specifically for inclusion in the Company Registration Statement or the Company Prospectus (or any supplement thereto) or (ii) by any Seller specifically for inclusion in the Company Registration Statement or the Company

Prospectus (or any supplement thereto)
for use in the preparation of information responsive to Item 7 of Form S-3.

           (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Company Effective Date" shall mean each date that the Company Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Preliminary Company Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) of this Section 2 and any preliminary prospectus included in the Company Registration Statement at the Company Effective Date that omits Rule 430A Information. "Company Prospectus" shall mean the prospectus relating to the Shares that is used in connection with the offering and sale of the DECS and that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares that is used in connection with such offering and sale and that is included in the Company Registration Statement at the Company Effective Date. "Company Registration Statement" shall mean the registration statement referred to in paragraph (a) of this Section 2 including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Company Effective Date as provided by Rule 430A. "Rule 415", "Rule 424" and "Regulation S-K" refer to such rules or regulation under the Act. Any reference herein to the Company Registration Statement, Preliminary Company Prospectus or the Company Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Company Effective Date or the issue date of such Preliminary Company Prospectus or the Company Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Company Registration Statement, any Preliminary Company Prospectus or the Company Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Company Effective Date, or the issue date of any Preliminary Company Prospectus or the Company Prospectus, as the case may be, deemed to be incorporated therein by reference.

           (d) No stop order suspending the effectiveness of the Company Registration Statement is in effect, no order preventing or suspending the use of any Preliminary Company Prospectus has been issued by the Commission, and no proceedings for any such purpose are pending before or threatened by the Commission. Each document incorporated by reference in the Company Registration Statement or the Company Prospectus, when they were filed or are filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           (e) Schedule II to this Agreement contains a complete and correct list of all direct and indirect subsidiaries of the Company (the "Subsidiaries").

           (f) Neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Company Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Company Prospectus; and, since the respective dates as of which information is given in the Company Registration Statement and the Company Prospectus, there has not been any change in the outstanding capital stock, long-term debt, or short-term debt (other than in the ordinary course of business) of the Company or a material adverse effect on (i) the business, operations, properties, assets, liabilities, net worth, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries or (ii) the ability of the Company to perform any of its obligations under this Agreement (a "Company Material Adverse Effect") or any development involving a prospective Company Material Adverse Effect, otherwise than as set forth or contemplated in the Company Prospectus.

           (g) The Company and each of the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by each of them, free and clear of all liens, encumbrances and defects except such as are described in the Company Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and such Subsidiaries; and any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or such Subsidiaries.

           (h) The Company and each of the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with power and authority (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Company Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction which requires such qualification in which it owns or leases material properties, or conducts any material business, except where the failure or failures to so qualify or be in good standing would not in the aggregate result in a Company Material Adverse Effect.

           (i) The Company has an authorized capitalization as set forth in the Company Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Company Prospectus; except as described in the Company Prospectus, there are no preemptive or other rights to subscribe for or to purchase any securities of the Company; except as described in the Company Prospectus, there are no warrants, options or other rights to purchase any securities of the Company; neither the filing of the Company Registration Statement nor the offering or sale of the Shares or the DECS as contemplated by this Agreement and the Company Prospectus gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale, other than rights which have been waived or satisfied.

           (j) All outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and, except as noted on
Schedule II, are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance.

           (k) The performance of this Agreement by the Company and the consummation of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of the property or assets of the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or the constituent documents of any Subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for consummation by the Company of the transactions contemplated by this Agreement and the Company Prospectus, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the offer and sale of the Shares.

           (l) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject, other than as set forth or contemplated in the Company Prospectus, which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate, result in a Company Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any governmental authorities or by any other persons.

           (m) Price Waterhouse LLP, and Ernst & Young LLP (who have certified certain financial statements of the Company and Dibrell Brothers, Incorporated ("Dibrell"), respectively), are and were, with respect to the Company and Dibrell, respectively, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

           (n) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company comply in all material respects with the requirements of ERISA and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

           (o) The consolidated financial statements of the Company, together with the related schedules and notes thereto, included or incorporated in the Company Registration Statement and the Company Prospectus (and any amendment or supplement thereto) present fairly the consolidated financial position, results of operations and changes in financial position of the Company at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Company Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.

           (p) The Company and each Subsidiary have timely filed all necessary federal, state and foreign income, franchise and excise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best knowledge of the Company, might be asserted against the Company or any Subsidiary that might result in a Company Material Adverse Effect, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves; and all tax liabilities are adequately provided for on the books of the Company.

           (q) Neither the Company nor any of the Subsidiaries is in violation of any international, federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any international, federal or state law or regulation) or other waste products, which violation may result in a Company Material Adverse Effect, and the Company and each of the Subsidiaries have received all material permits, licenses or other approvals as may be required of them under applicable international, federal and state environmental laws and regulations to conduct their business as described in the Company Prospectus; and the Company and each of the Subsidiaries are in compliance in all material respects with the terms and conditions of any such permit, license or approval; neither the Company nor any of the Subsidiaries has received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq. or any state superfund law; and, to the best knowledge of the Company, the disposal of all of the Company's and each Subsidiary's hazardous substances, hazardous materials and other waste products, if any, has been lawful.

           (r) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Act or the Exchange Act, or by the rules and regulations under either of such Acts to be described in the Company Registration Statement and the Company Prospectus or documents incorporated by reference therein that is not so described.

           (s) Neither the Company nor any of the Subsidiaries has taken and none of such entities will take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the DECS.

           (t) Each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, trademarks, service marks and trade names (collectively, "intellectual property") necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, result in a Company Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein and which infringement or conflict could result in a Company Material Adverse Effect.

           (u) The Company holds and is operating in compliance, in all material respects, with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business as presently being conducted ("licenses") and all licenses are valid and in full force and effect, and the Company is in compliance, in all material respects, with all laws, regulations, orders and decrees applicable to it.

           (v) The Company and the Subsidiaries maintain, with financially sound insurers, insurance of the types and in the amounts that are reasonable, customary or required for the business operated by them, all of which insurance is in full force and effect;

           (w) This Agreement has been duly authorized, executed and delivered by the Company.

           (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (y) There is no document or contract of a character required to be described in the Company Registration Statement or the Company Prospectus or to be filed as an exhibit to the Company Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity.

           (z) The outstanding shares of the Company's common stock are duly listed and admitted for trading on the NYSE.

           3. Representations and Warranties of the Sellers. Each of the Sellers (or, where expressly so limited, each of the W.C. Monk, Jr. Trust, the Molly G. Monk Trust and the Emily Monk Davidson Trust (the "Trust Sellers")), severally and not jointly, represents and warrants to, and agrees with, SBI, the Company and the Trust that:

           (a) In the case of the Trust Sellers, such Trust Seller has been duly created, is validly existing under the laws of the State of North Carolina, has the power and authority to own its property, and does not conduct any business in any jurisdiction, own any property [other than securities held in trust for its beneficiaries] or have any subsidiaries.

           (b) Such Seller has full right, power and authority to enter into and perform its obligations under this Agreement, such Seller's Contract and Collateral Agreement and the letter agreement between the Sellers and SBI relating to expenses of the Trust (the "Reimbursement Agreement").

           (c) This Agreement has been duly authorized (in the case of the Trust Sellers), executed and delivered by such Seller. The Contract and Collateral Agreement to which such Seller is a party and the Reimbursement Agreement have been duly authorized (in the case of the Trust Sellers), executed and delivered by such Seller and, assuming due authorization, execution and delivery by the other parties thereto, is each a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms.

           (d) The execution and delivery by such Seller of this Agreement, the Contract and Collateral Agreement to which such Seller is a party and the Reimbursement Agreement, the performance by such Seller of its obligations hereunder and thereunder and the consummation of the transactions herein and therein contemplated do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or give the holder of any indebtedness the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Seller under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Seller pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which such Seller may be bound, or to which any of the property or assets of such Seller is subject, nor will such action result in any violation of any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over such Seller or any of his, her or its assets, properties or operations, or any applicable judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over such Seller or any of such Seller's assets, or operations.

           (e) In the case of the Trust Sellers, such Seller is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment
Company Act.

           (f) Such Seller is the sole registered owner of and has, and on the Closing Date (and, if any Option DECS are purchased, at the time of delivery thereof pursuant to Section 4(b)) will have, good and valid title to the Shares to be pledged and assigned by it under its Collateral Agreement, free and clear of any security interests, claims, liens, equities and other encumbrances, except for those created pursuant to its Collateral Agreement, and such Seller has the full right, power and authority, and all authorization and approval required by law to pledge and assign the Shares to be pledged and assigned by such Seller pursuant to its Collateral Agreement.

           (g) Assuming payment of the purchase price on the Closing Date, delivery of the Shares to be sold by such Seller pursuant to such Seller's Contract on the Exchange Date will pass to the Trust and the holders of the Securities title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances. The sale, transfer and delivery of the Shares to be sold by such Seller pursuant to such Seller's Contract is not, and at the time of delivery of such Shares will not be, subject to any right of first refusal or similar rights of any person pursuant to any contract to which such Seller or (in the case of a Trust Seller) any beneficiary or subsidiary of such Seller is a party or by which any of them is bound.

           (h) Such Seller hereby repeats and confirms as if set forth in full herein each of the representations, warranties and agreements made by such Seller in such Seller's Contract and Collateral Agreement and agrees that such representations, warranties and agreements are made hereby for the benefit of, and may be relied upon by, (i) SBI and Cleary, Gottlieb, Steen & Hamilton, counsel to SBI, (ii) the Company and Hunton & Williams, counsel to the Company and (iii) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Sellers.

           (i) Such Seller will not offer for sale, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file or cause the filing of any registration statement under the Act with respect to, any shares of common stock of the Company or any securities convertible into or exchangeable for, or warrants to acquire, common stock of the Company for a period of 90 days after the date of the Company Prospectus, except (i) pursuant to this Agreement and such Seller's Contract, (ii) pursuant to the separate underwriting agreement for the underwritten sale of common stock of the Company described in the Company Registration Statement, (iii) with SBI's prior written consent or (iv) in bona fide gifts and private transactions.

           (j) Such Seller has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the DECS.

           (k) Such Seller is familiar with the Company
Registration Statement and the Company Prospectus and verifies that the information set forth therein respecting him, her or it is true and complete.

           (l) Such Seller has no reason to believe that any of the representations and warranties of the Company contained in
Section 2 hereof are not true and correct in all material respects.

           4. Purchase and Sale. (a) Subject to the terms and
conditions and in reliance upon the representations and
warranties herein set forth, the Trust agrees to sell to SBI, and
SBI agrees to purchase from the Trust, at a price of $     per DECS,
3,100,000 Underwritten DECS.

           (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust hereby grants an option to SBI to purchase up to
     Option DECS at the same purchase price per DECS as SBI shall pay for the Underwritten DECS. Such option may be exercised only to cover over-allotments in the sale of the Underwritten DECS by SBI. Such option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Trust Prospectus upon written or telecopied notice by SBI to the Trust setting forth the number of the Option DECS as to which SBI is exercising the option and the settlement date. Delivery of certificates for the Option DECS, and payment therefor, shall be made as provided in Section 5 hereof.

           (c) As compensation to SBI for its commitment hereunder, and in view of the fact that the proceeds of the sale of the DECS will be used by the Trust as specified in the Contracts, the Sellers agree to pay to SBI, at the time of each delivery of DECS pursuant to Section 5, an amount equal to $___.__ per DECS being delivered at such time; provided that the aggregate amount payable to SBI by the Sellers shall be paid by the Sellers on a pro rata basis according to the number of Shares pledged by each Seller pursuant to the Collateral Agreement to which such Seller is a party.

           5. Delivery and Payment. Delivery of and payment for
the Underwritten DECS and the Option DECS (if the option provided for in Section 4(b) hereof shall have been exercised on or before the first business day prior to the Closing Date) shall be made
at 10:00 AM, New York City time, on      , 1997, (or such later date
not later than five business days after such specified date as SBI shall designate) which date and time may be postponed by agreement between SBI and the Trust (such date and time of delivery and payment for the DECS being herein called the "Closing Date"). Delivery of the DECS shall be made to SBI for the account of SBI against payment by SBI of the purchase price thereof to or upon the order of the Trust by wire transfer to an account designated in writing by the Trust at least two business days in advance of the Closing Date, payable in same-day funds. Delivery of the DECS shall be made through the facilities of the Depository Trust Company.

          The Trust agrees to have the DECS available for inspection and checking by SBI in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          If the option provided for in Section 4(b) hereof is exercised after the first business day prior to the Closing Date, the Trust will deliver (at the expense of the Trust) to SBI at Seven World Trade Center, New York, New York, on the date specified by SBI (which shall be within three business days after exercise of said option), certificates for the Option DECS in such names and denominations SBI shall have requested against payment of the purchase price thereof to or upon the order of the Trust by wire transfer to an account designated in writing by the Trust at least two business days in advance of such settlement date, payable in same-day funds. If settlement for the Option DECS occurs after the Closing Date, the Trust, the Company and the Sellers will deliver to SBI on the settlement date for the Option DECS, and the obligation of SBI to purchase the Option DECS shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 9 hereof.

           6. Offering by SBI. It is understood that SBI proposes to offer the DECS for sale to the public as set forth in the Trust Prospectus.

          7.  Agreements of the Trust.  The Trust agrees with SBI that:

          (a) The Trust will use its best efforts to cause the Trust Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the DECS, the Trust will not file any amendment of the Trust Registration Statement or supplement to the Trust Prospectus without SBI's prior consent. Subject to the foregoing sentence, if the Trust Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Trust Prospectus is otherwise required under Rule 424(b), the Trust will cause the Trust Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to SBI of such timely filing. The Trust will promptly advise SBI (i) when the Trust Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Trust Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the DECS, any amendment to the Trust Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Trust Registration Statement or supplement to the Trust Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Trust Registration Statement or the institution or threatening of any proceeding for that purpose and
(vi) of the receipt by the Trust of any notification with respect to the suspension of the qualification of the DECS for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Trust will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the DECS is required to be delivered under the Act, any event occurs as a result of which the Trust Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Trust Registration Statement or supplement the Trust Prospectus to comply with the Act or the rules thereunder, the Trust promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 7, an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) The Trust will furnish to SBI and counsel for SBI, without charge, copies of the Trust Registration Statement (including exhibits thereto). The Trust will furnish to SBI not later than (i) 6:00 PM, New York City time, on the date of determination of the public offering price of the DECS, if such determination occurred at or prior to 12:00 Noon, New York City time, on such date or (ii) 6:00 PM, New York City time, on the business day following the date on which the public offering price was determined, if such determination occurred after 12:00 Noon, New York City time, on such date, as many copies of each Preliminary Trust Prospectus, the Trust Prospectus and any supplement thereto as SBI may reasonably request; further, so long as delivery of a prospectus by SBI or any dealer may be required by the Act, as many copies of each Preliminary Trust Prospectus and the Trust Prospectus and any supplement thereto as SBI may reasonably request.

          (d) The Trust will arrange for the qualification of the DECS and the Shares for sale under the laws of such jurisdictions as SBI may designate and will maintain such qualifications in effect so long as required for the distribution of the DECS and will pay the fee of NASD Regulation, Inc. (the "NASD") in connection with its review, if any, of the Trust Registration Statement and the offering of the DECS.

          8. Agreements of the Company. The Company agrees with SBI that:

           (a) The Company will use its best efforts to cause the Company Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the DECS, the Company will not file any amendment of the Company Registration Statement or supplement to the Company Prospectus without SBI's prior consent (which shall not be unreasonably withheld). Subject to the foregoing sentence, if the Company Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Company Prospectus is otherwise required under Rule 424(b), the Company will cause the Company Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to SBI of such timely filing. The Company will promptly advise SBI (i) when the Company Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Company Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the DECS, any amendment to the Company Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Company Registration Statement or supplement to the Company Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Company Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in respect of the offering and sale of the DECS), any event occurs as a result of which the Company Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Company Registration Statement or supplement the Company Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company (i) as soon as practicable will notify SBI of such event or necessity and (ii) promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 8, an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) As soon as practicable, the Company will make generally available to its security holders and to SBI an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

           (d) The Company will furnish to SBI and counsel for SBI, without charge, signed copies of the Company Registration Statement (including exhibits thereto). The Company will furnish to SBI not later than (A) 6:00 PM, New York City time, on the date of determination of the public offering price of the DECS, if such determination occurred at or prior to 12:00 Noon, New York City time, on such date or (B) 6:00 PM, New York City time, on the business day following the date on which the public offering price of the DECS was determined, if such determination occurred after 12:00 Noon, New York City time, on such date, as many copies of each Preliminary Company Prospectus, the Company Prospectus and any supplement thereto as SBI may reasonably request; further, so long as delivery of a prospectus by SBI or any dealer may be required by the Act (including in respect of the offering and sale of the DECS), as many copies of each Preliminary Company Prospectus and the Company Prospectus and any supplement thereto as SBI may reasonably request. The Company will pay the expenses of printing or other production of the Company Registration Statement, each Preliminary Company Prospectus and the Company Prospectus.

          (e) The Company will cooperate with the Trust for purposes of the qualification of the DECS and the Shares for sale under the laws of such jurisdictions as SBI may designate and will maintain such qualifications in effect so long as required for the distribution of the DECS and the Shares and will pay the fee of the NASD in connection with its review, if any, of the Company Registration Statement and the offering of the Shares in connection with the offering of the DECS; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (f) The Company will not offer for sale, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file or cause the filing of any registration statement under the Act with respect to, any shares of common stock of the Company or any securities convertible into or exchangeable for, or warrants to acquire, shares of common stock of the Company for a period of 90 days after the date of the Company Prospectus without SBI's prior written consent; provided, however, that the foregoing shall not restrict the ability of the Company to take any of the foregoing actions in connection with (i) the offering by the Trust of the DECS or any delivery of Shares pursuant to the terms of the DECS,
(ii) the offering by certain of the Sellers and others of up to 2,040,000 Shares as described in the Company Registration Statement or (iii) in connection with any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Company Prospectus.

          (g) The Company will furnish the Trust in sufficient quantities for transmission to holders of the DECS the Company's annual report to shareholders and reports on Forms 10-K and 10-Q as soon as practicable after such reports are required to be filed with the Commission.

          (h) The Company will take such actions as may be reasonably necessary to comply with the rules and regulations of the NYSE in respect of the offering of the Shares contemplated hereby.

          9. Conditions to the Obligations of SBI. The obligations of SBI to purchase the DECS shall be subject to the accuracy of the representations and warranties on the part of the Trust, the Company and the Sellers contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4(b) hereof, to the accuracy of the statements of the Trust, the Company and the Sellers made in any certificates pursuant to the provisions hereof, to the performance by the Trust, the Company and the Sellers of their respective obligations hereunder and to the following additional conditions:

           (a) If the Trust Registration Statement or the Company Registration Statement has not become effective prior to the Execution Time, unless SBI agrees in writing to a later time, such Trust Registration Statement or Company Registration Statement will become effective not later than (i) 6:00 PM, New York City time, on the date of determination of the public offering price of the DECS, if such determination occurred at or prior to 3:00 PM, New York City time, on such date or (ii) 12:00 Noon, New York City time, on the business day following the day on which the public offering price of the DECS was determined, if such determination occurred after 3:00 PM, New York City time, on such date; if filing of the Trust Prospectus or the Company Prospectus, or any supplements thereto, is required pursuant to Rule 497(h) or Rule 424(b), such Trust Prospectus or Company Prospectus, and any such supplements, will be filed in the manner and within the time period required by such Rule; and no stop order suspending the effectiveness of the Trust Registration Statement or the Company

Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) SBI shall have received the opinion of Richards, Layton & Finger, special Delaware counsel for the Trust, dated the Closing Date, with respect to such matters as SBI may reasonably request. Such opinion shall also be addressed to the Sellers.

          (c) SBI shall have received the opinion of Hunton &
Williams, counsel for the Company, dated the Closing Date, in form and substance satisfactory to SBI, to the effect that:

         (i) each of the Company, [DIMON International, Inc., Florimex Worldwide, Inc., DIMON do Brasil Tabacos Ltds, DIMON Zimbabwe (PVY) LTD, DIMON GMBH, Florimex Worldwide B.V., Florimex U.S.A. and Baardse B.V.] (individually an "Opinion Subsidiary" and collectively the "Opinion Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Company Prospectus;

         (ii) all the outstanding shares of capital stock of each Opinion Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Company Prospectus, all outstanding shares of capital stock of each of the Opinion Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

         (iii) the Company's authorized equity capitalization is as set forth in the Company Prospectus; all of the Shares have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Company Prospectus; there are no preemptive or other similar rights to subscribe for or to purchase any of the Shares; and the form of the certificates evidencing the Shares complies with all formal requirements of Virginia law;

         (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of their respective properties of a character required to be disclosed in the Company Registration Statement which is not adequately disclosed in the Company Prospectus, and there is no franchise, contract or other document of a character required to be described in the Company Registration Statement or Company Prospectus, or to be filed as an exhibit, which is not described or filed as required;

         (v) the Company Registration Statement has become effective under the Act; any required filing of any Preliminary Company Prospectus and the Company Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Company Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened;

         (vi) the Company Registration Statement and the Company Prospectus (except for financial statements and schedules included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the Act and the rules and regulations of the Commission thereunder; and the documents incorporated by reference in the Company Registration Statement and the Company Prospectus (other than the financial statements and schedules included therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied on their face as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

         (vii) this Agreement has been duly authorized, executed and delivered by the Company;

         (viii) neither the performance of this Agreement by the Company, nor the distribution of the Shares and the consummation of the other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the Articles of Incorporation or By-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

         (ix) no holders of securities of the Company other than the Sellers have rights to the registration of such securities under the Company Registration
                Statement; and

         (x) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion) in connection with the purchase and distribution of the DECS by SBI and the distribution of the Shares pursuant to the terms of the DECS.

           In addition, such counsel shall state that they have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Sellers and counsel for the Sellers, SBI and counsel for SBI, at which conferences the contents of the Company Registration Statement and the Company Prospectus and related matters were discussed, and, although such counsel have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Company Registration Statement and the Company Prospectus (except to the extent specified elsewhere in such opinion or with reference to such counsel), no facts have come to the attention of such counsel that lead such counsel to believe that, at the Company Effective Date, the Company Registration Statement included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Company Prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel express no view with respect to the financial statements and related notes, the financial statement schedules or other financial, statistical and accounting information or data contained or incorporated by reference in the Company Registration Statement or Company Prospectus).

           In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Virginia, the State of North Carolina, the State of New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for SBI and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Company Prospectus in this paragraph
(c) include any supplements thereto at the Closing Date. Such opinion shall also be addressed to the Sellers.

          (d) SBI shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Sellers, dated the Closing Date, in the form attached hereto as Exhibit B, and the opinions of Hunton & Williams, North Carolina counsel for the individual Sellers, and of Womble Carlyle Sandridge & Rice PLLC, North Carolina counsel for the Trust Sellers, each dated the Closing Date, in form and substance satisfactory to SBI, to the effect that:

         (i) each of the Trust Sellers has been duly created and is validly existing and in good standing under the law of the State of North Carolina;

         (ii) this Agreement has been duly authorized by each of the Trust Sellers and duly executed and delivered by each of the Sellers under the law of the State of North Carolina; each of the Contracts and Collateral Agreements and the Reimbursement
                Agreement have been duly authorized by each of the Trust Sellers and duly executed and delivered by each Seller under the law of the State of North Carolina and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding agreement of such Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and to general equitable principles; and the compliance by each Seller with all of the provisions of this Agreement, the Contract and Collateral Agreement to which such Seller is a party and the Reimbursement Agreement, and the consummation of the transactions herein and therein contemplated, will not violate any North Carolina law, rule or regulation or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over any Seller or any of its properties;

         (iii) no consent, approval, license, authorization, order or validation of, and no filing, recording, or registration with, any North Carolina governmental authority, agency or body or, to such counsel's knowledge, any court is required for the compliance by each Seller with all of the provisions of this Agreement, the Contract and Collateral Agreement to which such Seller is a party and the Reimbursement Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the DECS and the Shares;

         (iv) the Certificate of Spouse attached as Exhibit C to each Collateral Agreement will, when executed and delivered by the spouse of any individual Seller, be effective and sufficient to foreclose any claims such spouse may have with respect to the Collateral (as defined therein) pledged thereunder that may be superior to the rights of the Trust in such Collateral in the event of a change in the marital status of such Seller; and

         (v) the enforceability of each Contract and Collateral Agreement against the related Seller will not be adversely affected by the death or legal incapacity of such Seller (in the case of individual Sellers) or any settlor or beneficiary of such Seller (in the case of Trust Sellers).

          (e) SBI shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for SBI and the Trust, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the DECS, the Trust Registration Statement, the Trust Prospectus (together with any supplement thereto), the Fundamental Documents, the Company Registration Statement, the Company Prospectus (together with any supplement thereto) and other related matters as SBI may reasonably require, and the Trust and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) The Trust shall have furnished to SBI a certificate of the Trust, signed by the Managing Trustee and dated the Closing Date, to the effect that:

           (i) the representations and warranties of the Trust in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Trust has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

           (ii) no stop order suspending the effectiveness of the Trust Registration Statement or the use of the Trust
      Prospectus has been issued and no proceedings for that purpose have been instituted or, to the Trust's knowledge, threatened.

          (g) The Company shall have furnished to SBI a certificate of the Company, signed by the Chairman of the Board and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Company Registration Statement, the Company Prospectus, any supplements to the Company Prospectus and this Agreement and that:

           (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

           (ii) no stop order suspending the effectiveness of the Company Registration Statement or the use of the Company
      Prospectus has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

           (iii) since the date of the most recent financial statements included in, or incorporated by reference in, the Company Prospectus (exclusive of any supplement thereto), there has been no Company Material Adverse Effect, except as set forth in or contemplated in the Company Prospectus (exclusive of any supplement thereto).

          (h) Each of the Sellers shall have furnished to SBI a certificate, dated the Closing Date, reasonably satisfactory to SBI as to the accuracy of the respective representations and warranties of such Seller herein at and as of the Closing Date, as to the performance by such Seller of all of such Seller's obligations hereunder to be performed at or prior to the Closing Date and as to such other matters as SBI may reasonably request.

          (i) At the Execution Time and at the Closing Date, Price Waterhouse LLP shall have furnished to SBI a letter or letters, dated as of such dates, in form and substance satisfactory to SBI, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder [and that they have performed a review of the Company's unaudited condensed financial information for the nine-month periods ended March 31, 1997 and March 31, 1996 in accordance with Statement of Auditing Standards No. 71] and stating in effect that:

                (i) in their opinion the audited financial statements included in the Company Registration Statement and the Company Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations with respect to registration statements on Form S-3;

                (ii) on the basis of a reading of the latest unaudited condensed consolidated financial statements made available by the Company and its subsidiaries; [their limited review in accordance with the standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated interim financial information for the nine-month period ended March 31, 1997, and as at March 31, 1997;] carrying out certain specified procedures (but not an examination in accordance with generally accepted audited standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, the Board of Directors and the audit committee of the Company and the Subsidiaries; the inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to whether the unaudited condensed consolidated financial statements included in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act [as it applies to Form 10-Q] and the published rules and regulations thereunder, nothing came to their attention which caused them to believe that:

                (1) the unaudited condensed consolidated financial statements included in the Company Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act [as it applies to Form 10-Q] and the applicable rules and regulations thereunder or that any material modifications should be made to the unaudited condensed consolidated financial statements in order for them to be in conformity with generally accepted accounting principles; or

                (2) with respect to the period subsequent to the date of the most recent financial statements (other than capsule information), audited or unaudited, included in the Company Registration Statement and the Company Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any material increases in the long-term debt of the Company and its subsidiaries, any material change in the number of issued shares of capital stock of the Company, any material decreases in the total assets or stockholders' equity of the Company or any material decreases in the excess of current assets over current liabilities of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included in the Company Registration Statement and the Company Prospectus, or for the period from the date of the most recent financial statements included in the Company

           Registration Statement and the Company Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues, operating income, net income before income taxes, total or per share amounts of net income or net interest income of the Company and its subsidiaries; except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by SBI;

                (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Company Registration
      Statement and the Company Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                (iv) on the basis of a reading of any unaudited pro forma condensed financial statements included in the Company Registration Statement and the Company Prospectus
      (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company and relevant other entities who have responsibility for financial and accounting matters;
      and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

           References to the Company Prospectus in this paragraph
(i) include any supplement thereto at the date of the letter.

           (j) At the Execution Time and on the Closing Date, Ernst & Young LLP shall have delivered to SBI a letter or letters, dated as of the date of delivery, in form and substance satisfactory to SBI, confirming that they were independent public accountants with respect to Dibrell within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder.

          [(k) At the Execution Time and at the Closing Date, o shall have furnished to SBI a letter or letters (which may refer to letters previously delivered to SBI), dated as of the Execution Time and as of the Closing Date, in form and substance satisfactory to SBI, including statements and information of the type ordinarily included in accountants "comfort letters" to underwriters with respect to the financial statements, financial statement schedules, and certain other financial information contained in the Trust Registration Statement or Trust Prospectus.]

          (l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in each of the Trust Registration Statement and the Company Registration Statement (exclusive of any amendment thereof) and each of the Trust Prospectus and the Company Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (i) and (j) of this Section 9 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its direct and indirect subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of SBI, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the DECS as contemplated by the Trust Registration Statement and the Company Registration Statement (in either case, exclusive of any amendment thereof) and the Trust Prospectus and the Company Prospectus (in either case, exclusive of any supplement thereto).

          (m) Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (n) At the Execution Time, the Company shall have furnished to SBI letters substantially in the form of Exhibit A hereto from the directors and officers of the Company [and certain other shareholders specified by SBI].

          (o) The DECS shall have been approved for listing on the NYSE, subject only to official notice of issuance.

          (p) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (q) Each Fundamental Agreement shall have been executed and delivered by all parties thereto, and each Seller shall have delivered to the Collateral Agent the number of Shares required by the Collateral Agreement to which such Seller is a party to be initially pledged and assigned by such Seller thereunder in accordance with the requirements of such Collateral Agreement.

          (r) Prior to the Closing Date, the Trust, the Company and each of the Sellers shall have furnished to SBI such further information, certificates and documents as SBI may reasonably request.

          If any of the conditions specified in this Section 9 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to SBI and counsel for SBI, this Agreement and all obligations of SBI hereunder may be canceled at, or at any time prior to, the Closing Date by SBI. Notice of such cancellation shall be given to the Trust and the Company in writing or by telephone or facsimile confirmed in writing.

          10. Expenses. (a) The Sellers, severally in proportion to the number of "Total Shares" set forth opposite their names on
Schedule I hereto, will pay all expenses incident to the performance by the Trust and each Seller of their respective obligations under this Agreement and their Contracts and Collateral Agreements, including (i) the preparation, printing and filing of the Notification and the Trust Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery of this Agreement, the Trust Agreement, each of the Fundamental Agreements and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the DECS, (iii) the preparation, issuance and delivery of the certificates for the DECS to SBI, (iv) the fees and disbursements of the Trust's counsel, accountants and other advisors, (v) the fees and disbursements of the Sellers' counsel and other advisors, (vi) the qualification of the DECS under securities laws in accordance with the provisions of Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of the counsel for SBI in connection therewith and in connection with the preparation of the related blue sky survey and any supplement thereto, (vii) the printing and delivery to SBI of copies of each Preliminary Trust Prospectus, the Trust Prospectus and any amendments or supplements thereto, (viii) the fees and expenses of any transfer agent or registrar for the DECS, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to SBI in connection with, securing any required review by the NASD of the Trust Registration Statement and the offering of the DECS in accordance with the provisions of Section 7(d) hereof, (x) the fees and expenses incurred in connection with the listing of the DECS on the New York Stock Exchange and (xi) the fees and expenses incurred in connection with the preparation and filing of a registration statement under the Exchange Act relating to the DECS. The Sellers severally (in proportion to the number of "Total Shares" set forth opposite their names on Schedule I hereto) will reimburse SBI on the Closing Date in immediately available funds for the Up-Front Fee Amount and the Up-Front Expense Amount (each as defined in the Fund Expense Agreement dated as of , 1997 between SBI and BoNY) and for the up-front fees of the trustees of the Trust paid by SBI.

          (b) The Company will pay all expenses incident to the performance by the Company of its obligations under this Agreement, including (i) the preparation, printing and filing of the Company Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Trust, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Shares under state securities laws in accordance with the provisions of Section 8(e) hereof, including filing fees and the reasonable fees and disbursements of the counsel for SBI in connection therewith and in connection with the preparation of any related blue sky survey and any supplement thereto, (v) the printing and delivery to SBI of copies of each Preliminary Company Prospectus, the Company Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to SBI in connection with, securing any required review by the NASD of the Company Registration Statement and the offering of the Shares in accordance with the provisions of Section 8(e) hereof and (viii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange.

          (c) If the sale of the DECS provided for herein is not consummated because any condition to the obligations of SBI set forth in Section 9 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company or any Seller to perform any agreement herein or comply with any provision hereof other than by reason of a default by SBI, each of the Sellers jointly and severally will reimburse SBI upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by SBI in connection with the proposed purchase and sale of the DECS.

          11. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Seller (and in the case of the Trust Sellers, each of its trustees), the Trust, each of the Trustees, SBI, the directors, officers, employees and agents of SBI, and each person who controls a Seller, the Trust or SBI within the meaning of the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Company Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Company Prospectus or the Company Prospectus, or in any amendment thereof or supplement thereto (each such document, a "Company Registration Document"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable under the indemnity agreement in this paragraph (a) to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any Company Registration Document in reliance upon and in conformity with (i) written information furnished to the Company by SBI specifically for inclusion therein or (ii) written information relating to a Seller furnished to the Company by such Seller specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

           (b) Subject to paragraph (g) of this Section 11, each Seller agrees to indemnify and hold harmless the Trust, each of the Trustees, SBI, the directors, officers, employees and agents of SBI, and each person who controls the Trust or SBI within the meaning of the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Company Registration Document or the omission or alleged omission to state in any Company Registration Document a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to written information relating to such Seller furnished to the Company by such Seller specifically for inclusion in the Company
Registration Documents, or upon (ii) any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Trust Prospectus or the Trust Prospectus, or in any amendment thereto or supplement thereto (each such document, a "Trust Registration Document") or the omission or alleged omission to state in any Trust
Registration Document a material fact required to be stated therein or necessary to make the statements therein not misleading; and in each such case agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;
provided, however, that the Sellers will not be liable under the indemnity agreement in this paragraph (b) to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any Company Registration
Document or Trust Registration Document in reliance upon and in conformity with written information furnished to the Company or the Trust by SBI specifically for inclusion therein. The Trust, the Company and SBI acknowledge that the names and addresses of such Seller, the number of Shares beneficially owned by such Seller and the statements with respect to such Seller set forth in the footnotes to the table, in each case under the heading "Selling
Stockholders" in any Preliminary Company Prospectus or the Company Prospectus, constitute the only information furnished in writing by or on behalf of such Seller for inclusion in the Company Registration Documents, and each Seller confirms that such information is correct. This indemnity agreement will be in addition to any liability which any Seller may otherwise have.

           (c) SBI agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Company Registration Statement, and each person who controls the Company within the meaning of the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity in paragraph (a) from the Company to SBI, but only with reference to written information furnished to the Company by SBI specifically for inclusion in the Company Registration Documents. This indemnity agreement will be in addition to any liability which SBI may otherwise have. The Company acknowledges that the statements set forth in the first paragraph of the inside cover page and under the heading "Plan of Distribution" in any Preliminary Company Prospectus or the Company Prospectus constitute the only information furnished in writing by or on behalf of SBI for inclusion in the Company Registration Documents, and SBI confirms that such statements are correct.

           (d) SBI agrees to indemnify and hold harmless each Seller to the same extent as the foregoing indemnity in paragraph
(b) from such Seller to SBI, but only with reference to written information furnished to the Company or the Trust by SBI specifically for inclusion in the Company Registration Documents or the Trust Registration Documents. This indemnity agreement will be in addition to any liability which SBI may otherwise have. Each Seller acknowledges that the statements set forth in the first paragraph of the inside cover page and under the heading "Plan of Distribution" in any Preliminary Company Prospectus or the Company Prospectus and in the last paragraph of the cover page, the first paragraph of the inside cover page and under the heading "Plan of Distribution in any Preliminary Trust Prospectus or the Trust Prospectus constitute the only information furnished in writing by or on behalf of SBI for inclusion in the Company Registration Documents or the Trust Registration Documents, and SBI confirms that such statements are correct.

           (e) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from any liability under paragraphs (a), (b), (c) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a), (b), (c) or (d) above. The indemnifying party shall be entitled to appoint counsel of indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon the advice of its counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

           (f) Subject to paragraph (h) of this Section 11, in the event that the indemnity provided in paragraph (a), (b), (c) or
(d) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each Seller and SBI agree as among themselves to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, each Seller and SBI may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by such Seller and by SBI from the offering of the DECS; provided, however, that in no case shall SBI be responsible for any amount in excess of the underwriting discount applicable to the DECS purchased by SBI hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, each Seller and SBI shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, such Seller and SBI in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The benefits received by the Company and the Sellers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Trust, and the benefits received by SBI shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Trust Prospectus and, as between the Company and SBI, the Company shall be deemed for this purpose to have received such total net proceeds as are received by the Trust. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, a Seller or SBI. The Company, each Seller and SBI agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person who controls SBI within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of SBI shall have the same rights to contribution as SBI, and each person who controls the Company or any Seller within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Company Registration Statement and each director of the Company shall have the same rights to contribution as the Company or such Seller, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (f).

           (g) The liability of each of the Sellers under paragraph (b)(i) of this Section 11 with respect to any Company Registration Document shall be limited to an amount equal to the initial public offering price of a portion of the DECS equal to such Seller's proportionate share of the total Shares listed on
Schedule I hereto, less the underwriting discount with respect to such DECS.

           (h) Solely as between each Seller on one hand and the Company on the other (but without affecting the liability of any Seller or the Company to SBI under paragraph (f) above), the contribution obligations of any Seller and of the Company under such paragraph (f) shall be in proportion to the relative fault of such Seller and the Company in connection with the statements or omissions which resulted in the applicable Losses as well as any other relevant equitable considerations, and each Seller and the Company agree to make additional contribution payments among themselves to effect the agreement set forth in this paragraph
(h) if any Seller or the Company is required to make contribution payments to SBI under paragraph (f) above.

           12. Termination. This Agreement shall be subject to termination in the absolute discretion of SBI, by notice given to the Trust and the Company prior to delivery of and payment for the DECS, if prior to such time (i) trading in the Company's common stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on the NYSE, (ii) a banking moratorium shall have been declared by either Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on financial markets of the United States is such as to make it, in the judgment of SBI, impracticable or inadvisable to proceed with the offering or delivery of the DECS as contemplated by the Trust Prospectus (exclusive of any supplement thereto).

           13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Trust, the Company, the Sellers or their respective officers, if applicable, and of SBI set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of SBI, the Trust, the Company, the Sellers or any of the officers, directors or controlling persons referred to in Section 11 hereof, and will survive delivery of and payment for the DECS. The provisions of Sections 10 and 11 hereof shall survive the termination or cancellation of this Agreement.

           14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to SBI, will be mailed, delivered or telegraphed and confirmed to it at Seven World Trade Center, New York, New York 10048, attention of the Legal Department [(except that notices required by paragraphs o of Section o will be sent by telecopy and confirmed by overnight courier and other documents required by paragraphs o of Section o shall be sent by overnight courier, in either case, to Salomon Brothers Inc, Seven World Trade Center, New York, NY 10024, Attn:
Michael Sherman, Esq., Telecopy: 212-783-2274, telephone:
212-783-5573)]; if sent to the Trust, will be mailed, delivered or telegraphed and confirmed to it at o, Attention: o; if sent to the Company, will be mailed, delivered, telegraphed and confirmed to it o, Attention: o and if sent to the Sellers, will be mailed, delivered or telegraphed and confirmed to them at o.

           15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

           16. Counterparts. This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

           17. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Company, the Sellers and Salomon Brothers Inc.

Very truly yours,


DECS Trust


                               By:____________________________





DIMON Incorporated


                               By:_____________________________




Sellers


                               ________________________________
                                  A.C. Monk, Jr.



                               ________________________________
                                  A.C. Monk, III



                               ________________________________
                                  Linda Monk Page



                               ________________________________
                                  William S. Page



                               ________________________________
                                  W.C. Monk

                               ___________________, as Trustee of
                               W.C. Monk, Jr. Trust


                               ________________________________


                               ___________________, as Trustee of
                               Molly G. Monk Trust


                               ________________________________



                               ________________________________
                               Robert T. Monk


                               ________________________________
                               Francis J. Monk


                               ________________________________
                               Robert T. Monk, Jr.



                               ________________________________
                               Emily Monk Davidson

                               ___________________, as Trustee of
                               Emily Monk Davidson Trust



                               _____________________________

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.


Salomon Brothers Inc


By:___________________________

                            SCHEDULE I


                                 Firm         Additional        Total
    Seller                     Shares          Shares          Shares
------------------             -------        -------         -------
A.C. Monk, Jr.                 102,322         12,678         115,000
A.C. Monk, III                 533,853         66,147         600,000
Linda Monk Page                343,328         42,540         385,868
William S. Page                 53,830          6,670          60,500

W.C. Monk                      700,565         86,803         787,368
W.C. Monk, Jr. Trust           166,384         20,616         187,000
Molly G. Monk Trust            166,384         20,616         187,000

Robert T. Monk                 324,761         40,239         365,000
Francis J. Monk                 13,346          1,654          15,000
Robert T. Monk, Jr.            392,710         48,658         441,368
Emily Monk Davidson            116,113         14,387         130,500
Emily Monk Davidson Trust      186,404         23,096         209,500
                               -------        -------         -------
                             3,100,000        384,104       3,484,104

                            SCHEDULE II


                       List of Subsidiaries

                                                          EXHIBIT A


                                                       ______, 1997


Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among DECS Trust, a Delaware statutory business trust (the "Trust"), DIMON Incorporated, a Virginia corporation (the "Company"), the Sellers named therein and Salomon Brothers Inc relating to an underwritten public offering of DECS of the Trust, representing beneficial interests in contracts relating to shares of common stock, no par value, of the Company ("Common Stock").

          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees not to offer for sale, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or cause the filing of any registration statement under the Securities Act of 1933 with respect to, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, or warrants to acquire, shares of Common Stock for a period of 90 days following the day on which the Underwriting Agreement is executed without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts.

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                               Yours very truly,


                               ---------------------------------

                           EXHIBIT B

                [Form of Opinion of Skadden, Arps]



                               A-1